Exhibit 23


        INDEPENDENT AUDITORS' CONSENT
        -----------------------------

        We consent to the incorporation by reference in AnnTaylor Stores Corporation's Registration Statements No. 33-31505 on
Form S-8, No. 33-50688 on Form S-8, No. 33-54387 on Form S-8,
No. 33-52389 on Form S-8, No. 33-55629 on Form S-8,
No. 333-32977 on Form S-8 and No. 333-37145 on Form S-8 of
our report dated March 19, 1998 appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the year ended January 31, 1998.


DELOITTE & TOUCHE LLP
NEW YORK, NEW YORK
April 28, 1998